Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ZOOZ Strategy Ltd. of our report dated March 27, 2026 relating to the financial statements, which appears in ZOOZ Strategy Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2025.

Jerusalem, Israel	/s/ Kesselman & Kesselman
August 31, 2026	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers
International Limited